UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2020

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664
(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300, Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information related to the Amendment (as defined below) set forth under Item 5.02 hereto is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, Mr. Joseph Beneducci resigned from his position as Executive Chairman of ProSight Global Inc. (the “Company”), effective as of February 1, 2020, to pursue interests outside of the Company, including forming an independent agency that will become an exclusive distribution partner of the Company in new customer niches where the Company supports captives. Mr. Beneducci’s resignation is not a result of any disagreement with the Company relating to its operations, policies or practices. In connection with Mr. Beneducci’s resignation, the Company’s board of directors appointed Steven Carlsen, the board of directors’ current lead director, to serve as Chairperson of the Board, effective February 1, 2020.

In connection with his resignation, the Company and Mr. Beneducci have entered into an amendment (the “Amendment”) of the previously disclosed Transition and Separation Agreement, dated May 3, 2019, between Mr. Beneducci and the Company (the “Separation Agreement”). Among other items, the Amendment provides that, subject to his execution and delivery of a general release of claims no earlier than February 1, 2020 and within thirty (30) days following such date, and expiration of the seven (7) -day revocation period without revocation of such general release of claims (such period, the “Release Review Period”), and consistent with the Separation Agreement, Mr. Beneducci will be entitled to (i) lump sum payments of $354,000 and $675,000, respectively, on the first Company payroll date following the end of the Release Review Period, (ii) an amount equal to $3,000,000, payable quarterly in advance for the succeeding quarter in equal installments during the eighteen (18) month period following February 1, 2020, with the first installment payment to be made on the Company’s first payroll date following the end of the Release Review Period, and (iii) settlement of 66,415 vested restricted stock units into shares of common stock of the Company on the date that is 181 days after February 1, 2020. In addition, the Amendment provides that, notwithstanding the restrictive covenants of the Separation Agreement, Mr. Beneducci is permitted to form, own and operate an insurance brokerage entity to underwrite, bind, and service insurance policies in customer niches where the Company supports captives exclusively for the Company pursuant to a Niche Management Agreement. Other than permitting Mr. Beneducci’s operation of such brokerage, the non-solicit and non-compete provisions in the Separation Agreement remain unchanged. The Company’s entry into both the Amendment and the niche management agreement with Mr. Beneducci were reviewed and approved consistent with the Company’s Related Party Transaction Policy.

The foregoing description of Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The terms of the Separation Agreement, prior to the Amendment, are described in the Company’s Prospectus filed with the Securities and Exchange Commission on July 25, 2019 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, under the caption “Executive Compensation — Employment Agreements — Mr. Beneducci” and the Separation Agreement was filed as Exhibit 10.15 to the Company’s Form S-1 Registration Statement (File No. 333-232440).

Item 8.01.	Other Events.

On January 28, 2020, the Company issued a press release regarding Mr. Beneducci’s resignation and post-resignation partnership with the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
10.1	Amendment to Transition and Separation Agreement.
99.1	Press Release, dated January 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc. (Registrant)

Date: January 28, 2020	By:	/s/ Frank D. Papalia
Frank D. Papalia
Chief Legal Officer